UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): December 14, 2009

XCORPOREAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33874	75-2242792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Empire Drive, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)

(949) 600-4640
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On December 14, 2009, Xcorporeal, Inc., a Delaware corporation (the “Company”), and Xcorporeal Operations, Inc., a Delaware corporation and the Company’s wholly-owned subsidiary (“Operations”), entered into an asset purchase agreement (the “APA”) with National Quality Care, Inc., a Delaware corporation (“NQCI”, and collectively with the Company and Operations, the “Sellers”), and Fresenius USA, Inc. (the “Purchaser”), a Massachusetts corporation and a wholly owned subsidiary of Fresenius Medical Care Holdings, Inc., providing for the sale of substantially all of the assets of the Sellers (the “Purchased Assets”) to the Purchaser (the “Asset Sale”) for an aggregate cash purchase price of $8,000,000 (the “Cash Purchase Price”), and certain other royalty payment rights (as more fully discussed below).  The Asset Sale is an important step in a contemplated liquidation of the Company.

Subject to the terms and conditions of the APA, the Cash Purchase Price shall be paid to the Sellers as follows: (a) an exclusivity fee in the amount of $200,000 previously paid by Purchaser to the Company, (b) $3,800,000 on the date of closing (the “Closing Date”) of the transactions (the “Transactions”) contemplated under the APA (the “Closing”), of which the Company and NQCI shall receive $1,650,000 and $2,150,000, respectively, (c) $2,000,000 on April 1, 2010, of which the Company and NQCI shall receive $375,000 and $1,625,000, respectively, and (d) $2,000,000 on April 1, 2011, of which the Company and NQCI shall receive $75,000 and $1,925,000, respectively.  Of the cash proceeds being paid to NQCI, approximately $1.87 million of that is being paid to satisfy the Company’s liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award issued on April 13, 2009.

In addition, during the life of the patents included in the HD WAK Technology (as defined in the APA) (the “HD WAK Patents”) the Company will be entitled to royalty payments equal to 60% of (i) 2% of the net revenues received by Purchaser from the sale of wearable hemodialysis (“HD WAK”) devices in each country where such sales infringe valid and issued claims of the Sellers’ HD WAK Patents issued in such country (“HD WAK Devices Royalty”) plus (ii) $0.75 per treatment for the attendant disposables that incorporate the HD WAK Technology (“Attendant Disposables”), not to exceed a maximum of $1.50 per patient per week in a country where such sales infringe valid and issues claims of the HD WAK Patents issued in such country (the “Attendant Disposables Royalty”, and together with the HD WAK Devices Royalty, the “HD WAK Royalty”).  The parties further agreed that such payment for Attendant Disposables shall not be payable with regard to Attendant Disposables that incorporate any technology for which a Supersorbent Royalty (as defined below) is paid by Purchaser to any Seller or any of their affiliates.  NQCI will be entitled to the remaining 40% share of the HD WAK Royalty.

Additionally, during the life of any patents included in the Supersorbent Technology (as defined in the APA) (the “Supersorbent Patents”), the Company will be entitled to royalty payments equal in an amount to 40% of (i) the lesser of $0.75 per supersorbent cartridge or $1.50 per patient per week in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country less (B) any and all royalties payable to The Technion Research and Development Foundation Ltd. (“TRDF”) pursuant to that certain Research Agreement and Option for License, dated June 16, 2005 (the “Research Agreement”), or any subsequently executed license agreement between TRDF and Purchaser. The parties further agreed that such payment for supersorbent cartridges shall not be payable with regard to supersorbent cartridges that incorporate any HD WAK Technology for which a HD WAK Royalty is paid by Purchaser to any Seller or any of their affiliates (the “Supersorbent Royalty,” and together with the HD WAK Royalty, the “Royalty Payments”).  NQCI will be entitled to the remaining 60% share of the Supersorbent Royalty.

The Purchaser also granted to the Sellers an option to obtain a perpetual worldwide license to the supersorbent technology in the healthcare fields other than renal.  The option will be exercisable during the twelve-month period following the Purchaser’s receipt of regulatory approval for the sale of a supersorbent product in the United States or European Union, which the Company expects will require further development of the supersorbent technology with TRDF and successful completion of clinical trials by the Purchaser.  The consideration for the exercise of the option is $7,500,000 payable in immediately available funds and an ongoing royalty in the amount equal to the lesser of $0.75 per supersorbent cartridge or $1.50 per patient per week in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country.

The Company’s board of directors has unanimously approved the APA, the Side Agreement (as defined below) and the Transactions.  The Closing is subject to certain closing conditions, including (i) that the representations and warranties of the parties contained in the APA are true and correct in all respects as of the date of the APA and as of the Closing Date, (ii) approval of the APA and the Transactions by a majority of each of the Seller’s stockholders (the “Stockholder Approvals”), (iii) that certain consents are obtained by the Sellers, (iv) that no Material Adverse Effect (as defined in the APA) shall have occurred with respect to the Purchased Assets or, recognizing the constraints of the Sellers’ financial situation, the Business (as defined in the APA) of the Sellers since the date of the APA and no fact or circumstance shall have occurred or arisen since the date of the APA that would reasonably be expected to have such a Material Adverse Effect, (v) that the Research Agreement shall have been validly assigned to Purchaser and the exclusive license for use of the Supersorbent Technology in any and all medical applications, as contemplated by the Research Agreement, shall have been executed and delivered on terms and conditions substantially as set forth in Appendix C to the Research Agreement and otherwise on terms and conditions reasonably satisfactory to Purchaser, and (vi) various other customary conditions.  The Closing is scheduled to occur on or before February 28, 2010, unless such date is extended by the parties, assuming all closing conditions have been satisfied or waived by the applicable party at such time.  Subject to satisfaction of all closing conditions, the Company anticipates that the Asset Sale will close soon after each of the Sellers’ stockholders approve the Asset Sale.

Each of the Sellers has made customary representations, warranties and covenants in the APA including, among others, a covenant to use commercially reasonable efforts to conduct the operations of its operating subsidiaries in the ordinary course during the period between the execution of the APA and the Closing.  The APA contains a “no solicitation” restriction on each Seller’s ability to solicit third party proposals and on its ability to provide information and engage in discussions and negotiations with unsolicited third parties.  The no solicitation provision is subject to a “fiduciary out” provision that allows the Sellers to provide information and participate in discussions and negotiations with respect to unsolicited third party acquisition proposals submitted after the date of the APA that the Company’s board of directors determines in good faith constitutes a “Superior Proposal,” as defined in the APA, and otherwise complies with certain terms of the APA.

The APA may be terminated under certain circumstances, including (i) by the mutual agreement of the Purchaser and the Sellers, (ii) by the Sellers or the Purchaser if any governmental authority shall have issued a final order, decree or ruling or taken any other action, which has the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, (iii) by Sellers if the board of directors of either Seller determines in good faith that it has received a Superior Proposal and that it is required to terminate the APA in order to comply with its fiduciary duties, and otherwise complies with certain terms of the APA, (iv) by Purchaser if the Stockholder Approvals have not been obtained on or before February 28, 2010 and (v) subject to certain limitations, by Purchaser or any Seller, if the Closing has not occurred on or before February 28, 2010 and the APA has not previously been terminated.  In connection with the termination as a result of any Seller proceeding with a Superior Proposal, contemporaneously with the closing of a transaction contemplated by a Superior Proposal, such terminating Seller shall be obligated to pay a termination fee of $2,500,000 to the Purchaser.  In the event such terminating Seller is the Company, the Company also agreed to reimburse the Purchaser for all its reasonably incurred development expenses in connection with the provision of the Services, (as defined below under “Side Agreement”).

The Sellers have also jointly and severally agreed to indemnify the Purchaser with respect to damages the Purchaser suffers related to or resulting from any breach of the Sellers’ representations, warranties, covenants or agreements or any liability or obligation relating to any Seller or the Purchased Assets, other than Assumed Liabilities (as defined in the APA).  The Sellers aggregate liability for such losses will in no event exceed $2,000,000, plus the amount of the Royalty Payments that have been paid, or are due and payable, to the Sellers under the APA.  In addition, no Seller will have any indemnification liability until the aggregate amount of all damages actually incurred or suffered by Purchaser under the APA exceeds $50,000 and then only for the amount of the damages exceeding such amount.

The Company has filed a copy of the APA as Exhibit 2.1 to this Current Report on Form 8-K and the summary of the terms of the APA herein is qualified in its entirety by reference to the APA itself and the APA is incorporated by reference herein.

Side Agreement

In connection with the APA, the Company entered into a side agreement, dated December 14, 2009 (the “Side Agreement”), with the Purchaser pursuant to which (i) subject to the approval of the lessor, the Purchaser agreed on the Closing Date to assume the Company’s lease of its operating facility located at 80 Empire Drive, Lake Forest, California 92630 (the “Lease”) and in consideration of such assumption, the Company agreed to pay to the Purchaser on the Closing Date the amount of $175,000, representing approximately six months of rent and common area expenses that are expected to be incurred by the Purchaser under the Lease following the Closing Date, (ii) the Purchaser engaged the Company to perform such consulting, advisory and related services through certain Key Personnel (as defined in the Side Agreement) to and for the Purchaser as may be reasonably requested from time to time by the Purchaser and its affiliates (the “Services”), for the period beginning on November 16, 2009 and ending on the Closing Date, unless sooner terminated in accordance with the terms of the Side Agreement, and in consideration for the Services rendered by the Company during such term, the Purchaser agreed to pay to the Company a cash fee, payable in semi-monthly installments, at the annual rate for the full-time services of each of the Key Personnel, as more fully described in the Side Agreement, and (iii) in consideration of the Purchaser having incurred and continuing to incur certain expenses on behalf of the Company, the Company agreed to repay certain reasonably incurred expenses of the Purchaser in the event the Closing does not take place as a result of the Company consummating a Superior Proposal.  The summary of the terms of the Side Agreement herein is qualified in its entirety by reference to the Side Agreements itself, a copy of which is filed as Exhibit 10.1 to this Current Report, and the Side Agreement is incorporated by reference herein.

Voting Agreement

In connection with the execution of the APA, certain of the Sellers’ executive officers and/or directors executed a Stockholder Voting Agreement (the “Voting Agreement”).  Under the Voting Agreement, such directors and/or executive officers of the Company have committed (i) to vote all of the shares of the Company’s common stock owned by them as of the date of the APA, together with all shares of the Company’s common stock acquired by them as a result of the exercise of any options owned by them as of the date of the APA, in favor of the adoption of the APA and the approval of the Asset Sale, and (ii) subject to certain exceptions, not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.  The shares subject to the Voting Agreement constitute approximately 41.9% of the outstanding common stock of the Company as of November 12, 2009, and more than 50% of NQCI’s outstanding voting securities. The summary of the terms of the Voting Agreement herein is qualified in its entirety by reference to the Voting Agreements itself, a copy of which is filed as Exhibit 4.1 to this Current Report, and the Voting Agreement is incorporated by reference herein.

The foregoing descriptions of the APA, the Side Agreement and the Voting Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the APA, the Side Agreement and the Voting Agreement.  The APA, the Side Agreement and the Voting Agreement have been included to provide stockholders with information regarding their respective terms and are not intended to provide any other factual information about the Sellers, Purchaser or their affiliates.  Each of the APA, the Side Agreement and the Voting Agreement contains representations and warranties the parties thereto made to, and solely for the benefit of, one another.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the APA and that modifies, qualifies and creates exceptions to the representations and warranties contained in the APA.  Accordingly, stockholders should not rely on the representations and warranties as characterizations of the actual state of facts of any Seller, the Purchaser or any of their respective subsidiaries or affiliates, since (i) they were made only as of the date of the APA, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, (iii) in some cases they are intended solely to allocate certain risks among the parties, and (iv) they are modified in important part by the underlying disclosure schedules.  This disclosure schedules contain information that has been included in the Company’s prior public disclosures, as well as non-public information.  Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed since the date of the APA, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01       Other Events.

The Asset Sale is a critical step in the Company’s Plan of Liquidation and Dissolution (the “Plan of Liquidation”), which will be disclosed in further detail in the Company’s Proxy Statement on Schedule 14A (the “Proxy Statement”) to be filed with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of stockholder approval of the Asset Sale and the Plan of Liquidation.

In order to be able to take advantage of the SEC’s no-action positions taken by the staff of the SEC in several No-Action Letters allowing registrants whose securities are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who are otherwise not eligible to deregister under applicable rules of the Exchange Act, to deregister from their Section 13(a) and Section 15 reporting obligations, assuming stockholder approval of the Asset Sale and the Plan of Liquidation and the consummation of the Asset Sale, contemporaneously with the closing of the Asset Sale, the Company plans to establish a liquidating trust for the benefit of all of its stockholders (the “Liquidating Trust”) for the limited purpose of effecting liquidation of all of its assets and liabilities.  The Company anticipates transferring to the Liquidating Trust all of its assets and liabilities remaining after the consummation of the Asset Sale, any part of the Company’s share of the Cash Purchase Price remaining after the satisfaction of its liabilities and obligations and all of its rights to its share of the Royally Payments (collectively, the “Remaining Assets and Liabilities”).

The terms of the Liquidating Trust will be disclosed in further detail in the Company’s Proxy Statement to be filed with the SEC.  The Company anticipates that the transfer of the Remaining Assets and Liabilities to the Liquidating Trust will be made as soon as the Company’s board of directors deems appropriate after the Closing. Pursuant to the terms of the Liquidating Trust, the trustee will pay or adequately provide for the payment of all of the Company’s known obligations and liabilities prior to any distributions to its stockholders.  The trustee will be then authorized to convert all of the Remaining Assets into cash, on such terms and to such parties, as the trustee determines in its sole discretion without requiring further stockholder approval, in order to pay off all of the Company’s liabilities and distribute any remaining cash proceeds from the Liquidating Trust to the Company’s stockholders.  The Company hopes that after the payment of its liabilities and obligations by the trustee of the Liquidating Trust, there will be cash available for distribution by the trustee from the Liquidating Trust over time to the Company’s stockholders, with the actual distribution amount(s) to be determined and the final distribution made by the Trustee after the realization over-time of the cash value, if any, of the Royalty Payments.  The term of the Liquidating Trust will be 10 years and the interests in the trust will be non-transferable, subject to certain exceptions as required by law.  The ultimate amount of such distributions, if any, is directly tied to the future cash value of the Royalty Payments that the trustee is able to realize from such rights, if any, and such amounts cannot be determined at this time.

       There can be no assurances that even if the Asset Sale is consummated, there will be sufficient assets for the trustee to make eventual distributions to the Company’s stockholders.  Further, the Company’s board of directors has the right to abandon or amend the Plan of Liquidation to the extent permitted by the General Corporation Law of the State of Delaware.  If the Company’s board of directors determines that the abandonment or amendment of the Plan of Liquidation would be in the best interest of its stockholders and therefore abandons or amends the terms of the Plan of Liquidation, transfer and distribution of liquidation proceeds and other rights may be significantly delayed and may not occur as currently contemplated in the Plan of Liquidation.

In connection with stockholder approval of the Asset Sale and the Plan of Liquidation, the Company intends to file the Proxy Statement and other materials with the SEC.  The Company’s stockholders are advised to carefully read the Proxy Statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the Asset Sale and the Plan of Liquidation.  Stockholders may obtain a free copy of the Proxy Statement when it becomes available, and other documents filed with the SEC, at the SEC’s web site at http://www.sec.gov.  Free copies of the Proxy Statement, when it becomes available, and the Company’s other filings with the SEC, may also be obtained from the Company by directing a request to Kelly McCrann, the Company’s Chief Executive Officer, at Xcorporeal, Inc., 80 Empire Drive, Lake Forest, CA 92630.

On December 18, 2009, the Company issued a press release in which it announced that it had entered into the APA.  A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Information Is Subject to Risk and Uncertainty

A number of the matters discussed in this Current Report on Form 8-K that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the Asset Sale will be consummated.  The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters.  Such risks and uncertainties include, among others: approval of the Asset Sale and the Plan of Liquidation by the Sellers’ stockholders; the timing of the Company’s stockholders meeting; satisfaction of various other conditions to the closing of the Asset Sale; termination of the APA pursuant to its terms; the timing and amount of cash distributed to stockholders, if any; and the risks that are described from time to time in the Company’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2008, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This Current Report on Form 8-K speaks only as of its date, and the Company disclaims any duty to update the information herein.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated December 14, 2009, by and among Xcorporeal, Inc., Xcorporeal Operations, Inc., National Quality Care, Inc. and Fresenius USA, Inc. * †

4.1	Stockholder Voting Agreement, dated December 14, 2009, by and among Fresenius USA, Inc. and the stockholders of Xcorporeal, Inc. identified on Schedule A attached thereto. *

10.1	Agreement, dated December 14, 2009, by and between Xcorporeal, Inc. and Fresenius USA, Inc. * †

99.1	Press Release, dated December 18, 2009, issued by Xcorporeal, Inc. *
* Filed herewith.

† Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCORPOREAL, INC.

Date: December 18, 2009	By:	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer